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                                                                    EXHIBIT 23.1

                 [LETTERHEAD OF WILLIAM BLAIR AND COMPANY, LLC]

                                   CONSENT OF
                         WILLIAM BLAIR AND COMPANY, LLC

   We hereby consent to (i) the inclusion of our opinion letter, dated August 2, 2001, to the Board of Directors of Survivalink Corporation, Inc. (the "Company") as Annex B to the Proxy Statement/Prospectus relating to the merger between a wholly-owned subsidiary of the Cardiac Science, Inc. and the Company, and (ii) all references to William Blair and Company, LLC in the section captioned "OPINIONS OF FINANCIAL ADVISORS--Opinion of Financial Advisor to Survivalink" of the Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          WILLIAM BLAIR AND COMPANY, LLC

                                             /s/ Brent W. Felitto
                                          By: _________________________________

                                             Principal

Chicago, IL
August 2, 2001